                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                            PSYCHEMEDICS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION
                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To be held on July 30, 2002

To the Stockholders of Psychemedics Corporation:

     A Special Meeting of Stockholders of Psychemedics Corporation (the "Corporation"), a Delaware corporation, will be held on Tuesday, July 30, 2002 at 10:00 a.m., local time, at the offices of Lynch, Brewer, Hoffman & Fink, LLP, 101 Federal Street, Floor 22, Boston, Massachusetts 02110, to consider and vote upon a proposal to amend and restate the Corporation's Certificate of Incorporation to effect a reverse stock split of the shares of the Corporation's issued and outstanding common stock whereby one (1) share of "new" common stock will be issued in exchange for each four (4) shares of common stock currently issued and outstanding.

     The Board of Directors has fixed the close of business on June 20, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting of Stockholders.

                                          By order of the Board of Directors,



                                          Edward S. Brewer, Jr.,
                                               Secretary

Cambridge, Massachusetts
June 23, 2002

--------------------------------------------------------------------------------
          PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING
            PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 30, 2002

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Psychemedics Corporation (the "Corporation"), a Delaware corporation, for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Tuesday, July 30, 2002, at 10:00 a.m., local time, at the offices of Lynch, Brewer, Hoffman & Fink, LLP, 101 Federal Street, Floor 22, Boston, Massachusetts 02110. This proxy statement and the form of proxy were first mailed to stockholders on or about June 23, 2002.

     Only stockholders of record at the close of business on June 20, 2002 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, _____________ shares of common stock, $.005 par value per share, of the Corporation were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised, or (ii) by voting in person at the Special Meeting (although attendance at the Special Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Psychemedics Corporation, 1280 Massachusetts Avenue, Cambridge, Massachusetts, 02138, Attention: Secretary, at or before the taking of the vote at the Special Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, and you want to vote your shares in person at the meeting, then you will need to bring with you to the meeting a proxy or letter signed by such broker, trust, bank, or nominee that confirms that you are the beneficial owner of those shares and that permits you to vote those shares in person at the meeting.

     The representation in person or by proxy of at least a majority of the outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     With respect to the proposal to amend and restate the Corporation's Certificate of Incorporation, an affirmative vote of a majority of the outstanding shares of common stock of the Corporation is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The persons named as attorneys-in-fact in the proxies, Raymond C. Kubacki, Jr. and Peter C. Monson, are employees and/or officers of the Corporation. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken and upon which the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

     The following table sets forth as of the Record Date: (i) the name and address of each person who, to the knowledge of the Corporation, owned beneficially more than five percent (5%) of the common stock of the Corporation outstanding at such date; (ii) the name of each director; (iii) the name of each person who served as chief executive officer for the fiscal year ended December 31, 2001; and (iv) the names of the Corporation's four most highly compensated executive officers (other than the chief executive officer), the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers and directors as a group.

                                         Amount and Nature of        Percentage
Name and Address of Beneficial Owner    Beneficial Ownership(1)       Owned(2)
------------------------------------    -----------------------      ----------

H. Wayne Huizenga                           _________ (3)                ____%
450 E. Las Olas Blvd. Suite 1500
Fort Lauderdale, Florida 33301

Richard T. Christoph                        _________ (4)                ____%
1650 Tall Grass Lane
Lake Forest, Illinois 60045

Donald F. Flynn                             _________ (5)(6)             ____%
676 North Michigan Avenue
Suite 4000
Chicago, Illinois 60611

John J. Melk                                _________ (7)                ____%
340 W. Barry Avenue, Coachhouse
Chicago, Illinois 60611

Thomas J. Campbell                          _________ (8)                ____%
c/o Cisar and Mrofka Ltd.
1550 Spring Road #210
Oak Brook, IL 60523

Raymond C. Kubacki, Jr.                     _________ (5)                ____%

A. Clinton Allen                            _________ (5)                ____%

Fred J. Weinert                             _________ (5)(9)             ____%

William Thistle                             _________ (5)                ____%

Walter S. Tomenson                          _________ (5)                    *

Michael I. Schaffer                         _________ (5)                ____%

William Dausey                              _________ (5)                ____%

All Executive Officers and
Directors as a group (9 persons)            _________ (10)               ____%

*   denotes ownership of less than 1%

(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Applicable percentage of ownership as of the Record Date is based upon __________ shares of common stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes: (i) __________ shares held by a limited partnership controlled by said individual and (ii) __________ shares owned by said individual's spouse.

(4) Includes: (i) __________ shares held by said individual as trustee of the Richard T. Christoph Trust, (ii) __________ shares held by said individual as trustee of the Carla C. McMahon Trust, (iii) __________ held by Christoph Securities, Inc. as to which said individual has sole dispositive and voting power, and (iv) __________ shares owned by said individual's spouse.

(5) Includes the following number of shares of common stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - __________; Mr. Kubacki - __________; Mr. Flynn - __________; Mr. Weinert - __________; Mr. Thistle - __________; Mr.
       Tomenson - __________; Mr. Schaffer - __________; and Mr. Dausey -
       __________.

(6) Includes: (i) __________ shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) __________ shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power; and (iii) __________ shares owned by said individual's spouse.

(7)    Includes __________ shares held by a corporation controlled by Mr. Melk.

(8) Includes: (i) __________ shares over which said individual has shared voting and dispositive power with his spouse as joint tenants; and (ii) __________ shares held by a limited partnership controlled by said individual's spouse.

(9)    Includes __________ shares held by Mr. Weinert as trustee under the Fred
       J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(10) Includes __________ shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

                                   PROPOSAL 1
              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                  TO EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT

     Effective May 9, 2002, the Board of Directors adopted a resolution approving and recommending to stockholders that they amend and restate the Corporation's Certificate of Incorporation to effect a one-for-four reverse stock split (the "Reverse Stock Split") which will, if approved by the stockholders, reduce the number of outstanding shares to one quarter of the current number of shares of common stock issued and outstanding. To avoid the existence of fractional shares of common stock, stockholders who would otherwise be entitled to receive fractional shares of common stock as a result of the Reverse Stock Split will receive a cash payment in lieu thereof. No other changes to the Corporation's Certificate of Incorporation are presently under consideration. A copy of the Corporation's proposed Amended and Restated Certificate of Incorporation is attached as Exhibit A to this Proxy Statement.

REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of common stock so as to encourage greater interest in common stock by the financial community and the investing public.

     The Reverse Stock Split would also decrease the number of shares outstanding and presumably increase the per share market price of the common stock. However, the share price of the common stock may also be based on the Corporation's performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the price of the common stock after the Reverse Stock Split would actually increase in an amount proportionate to the decrease in the number of outstanding shares.

     Assuming the market price of the Corporation's common stock will increase proportionately following the effectiveness of the Reverse Stock Split, management believes that the perception of the Corporation's common stock as an investment will improve and that the Corporation's common stock will appeal to a broader market. Management believes that additional interest in the Corporation's common stock by the investment community is desirable and could result in a more stable trading market for the Corporation's common stock. An increased market price that may result from the Reverse Stock Split may encourage interest and trading in the Corporation's common stock.

          To the extent that a stockholder's holding is reduced by reason of the Reverse Stock Split to less than 100 shares of common stock, the brokerage fees for the sale of such shares will in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

EFFECT ON OUTSTANDING SHARES

     The Reverse Stock Split would decrease the number of shares outstanding from approximately 21,000,000 shares to approximately 5,250,000 shares. If a Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of common stock would remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split would be fully paid and nonassessable.

EFFECT ON AUTHORIZED BUT UNISSUED SHARES

     In addition, by decreasing the number of outstanding shares of common stock, the Reverse Stock Split will increase the number of shares of the Corporation's common stock available for future issuance. The Corporation's Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of common stock and 872,521 shares of preferred stock. As of the Record Date, the Corporation had ___________ shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. If approved by the stockholders, the Reverse Stock Split will increase the number of shares of common stock available for future issuance by approximately 15,750,000 shares. The increased number of authorized but unissued shares of common stock could be used for a variety of purposes including the transacting of acquisitions or business combinations.

CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT

     As of the Record Date, there were ___________ shares of common stock outstanding. Consummation of the Reverse Stock Split would decrease the number of outstanding shares of common stock to approximately ___________ shares. There will be no change in the number of the Corporation's authorized shares of common stock and no change in the par value of the common stock. Following the Reverse Stock Split, the common stock will continue to be listed on the American Stock Exchange under the symbol "PMD".

     Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of common stock or the contingent equity position of holders of stock options to purchase shares of the Corporation's common stock.

EFFECT ON OPTIONS AND OTHER SECURITIES

     Shares of common stock available for issuance under the Corporation's several stock option plans will be reduced to reflect the Reverse Stock Split, and the other relevant terms and provisions of the Corporation's several stock option plans will be appropriately adjusted. The number of shares of common stock issuable upon exercise of outstanding stock options issued under the Corporation's several stock option plans will be reduced to give effect to the Reverse Stock Split and the exercise prices for such stock options will be increased to give effect to the Reverse Stock Split.

NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the amending and restating of the Corporation's Certificate of Incorporation to effect the Reverse Stock Split.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT

     The Reverse Stock Split will be effected by the filing of the Amended and Restated Certificate of Incorporation in substantially the form attached as Exhibit A to this Proxy Statement with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on August 1, 2002 (the "Effective Date"). The Board of Directors currently intends to file the Amended and Restated Certificate of Incorporation on July 31, 2002, after the stockholders approve the adoption of the Amended and Restated Certificate of Incorporation on July 30, 2002.

     On the Effective Date, each four (4) shares of "old" common stock will automatically be combined and changed into one (1) share of "new" common stock. No additional action on the part of the Corporation or any stockholder will be required in order to effect the Reverse Stock Split. Stockholders will be requested to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split for new certificates representing shares of common stock issued as a result of the Reverse Stock Split. Stockholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date by the Corporation's transfer agent. Certificates representing shares of "old" common stock subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing the shares of "old " common stock have been exchanged for certificates representing shares of "new" common stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

     In the event any certificate representing shares of "old" common stock is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Effective Date with respect to the common stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws, will be paid to the holder thereof or his designee, without interest.

FRACTIONAL SHARES

     The Corporation does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, no certificates representing fractional shares are currently expected to be issued. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of the common stock they hold before the Reverse Stock Split is not evenly divisible by four will be entitled, upon surrender to the transfer agent of certificates representing such shares, to cash payments (without interest) in lieu of the fractional shares. The amount of cash to be paid in lieu of issuing fractional shares of common stock will be the fair market value of the fractional shares [as of the close of business on July 30, 2002/as determined in good faith by Board of Directors]. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the cash payment.

     Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Corporation or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to the Corporation and to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, holders of preferred stock or warrants, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

     The Corporation has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. Accordingly, each holder of common stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

     The federal income tax consequences for a holder of common stock pursuant to the Reverse Stock Split will be as follows:

     1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of common stock);

     2. the holder's aggregate tax basis of the common stock received pursuant to the Reverse Stock Split, including any fractional share of the common stock not actually received, should be equal to the aggregate tax basis of such holder's common stock surrendered in exchange therefor;

     3. the holder's holding period for the common stock received pursuant to the Reverse Stock Split should include such holder's holding period for the common stock surrendered in exchange therefor;

     4. cash payments received by the holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by the Corporation, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder's tax basis in such fractional share; and

     5. the Corporation should not recognize gain or loss as a result of the Reverse Stock Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the shares of the Corporation's common stock outstanding will be required to approve Proposal 1. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 1. The Board of Directors unanimously recommends that stockholders vote for the approval of Proposal 1.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the Special Meeting. However, if any matter not now known is presented at the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

     The Corporation will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Corporation.

                                          By order of the Board of Directors,



                                          EDWARD S. BREWER, JR.,
                                               Secretary

June 23, 2002

                                    EXHIBIT A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PSYCHEMEDICS CORPORATION

     Psychemedics Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation (hereinafter called the "corporation") is

                            PSYCHEMEDICS CORPORATION

     The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 24, 1986.

     2. The amendment and restatement of the certificate of incorporation has been duly adopted by both the Board of Directors and the stockholders of the corporation in accordance with the provisions of Sections 141, 222, 242 and 245 of the General Corporation Law of the State of Delaware.

     3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore amended or supplemented.

     4. The text of the Amended and Restated Certificate of Incorporation reads in its entirety as follows:

     FIRST: The name of the corporation is Psychemedics Corporation.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and the name of the registered agent of the corporation in the State of Delaware at such address is CSC - Corporation Service Company.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation are as follows:

     To establish, maintain, and operate chemical, physical, and other laboratories to carry on chemical, and physical, research and testing services of every kind and character, (especially for the detection of drugs of abuse), and to market and sell directly or indirectly such laboratory services to the public, including without limitation, private employers, the military, government agencies and institutions, and medical professionals and institutions; to produce and manufacture, and/or sell antibodies and reagents for laboratory research, application and commercial purposes; to establish, operate, conduct, assist and support rehabilitation clinics, services and facilities engaged in the field of substance abuse, to own and protect any inventions by letters patent or by holding them as secret processes, and to grant licenses and make other lawful agreements or arrangements for the employment or use of any such inventions by other persons; to apply for, obtain, register, purchase, or otherwise acquire, hold, own, use, introduce, develop, and sell, assign, lease, pledge, or otherwise dispose of or turn to account letters patent of the United States or of any foreign country, inventions, formulas, processes, patents, patent rights, licenses and privileges, trademarks and trade names, or pending applications therefor; and without limiting any of the aforesaid, to engage in such other business activities in furtherance of the foregoing objectives.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,872,521 shares, consisting of 50,000,000 shares of Common Stock having a par value of $.005 per share and 872,521 shares of Preferred Stock having a par value of $.005 per share. The Board of Directors is hereby authorized, as it may determine, subject to limitations prescribed by law, to issue such number of the authorized shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any such series and the designation thereof, of any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Upon the filing, and effective as of 12:01 a.m. Eastern Daylight Time on August 1, 2002 (the "Effective Date"), each share of Common Stock, $.005 par value per share ("Old Common Stock"), then issued and outstanding or held in the treasury of the corporation at the close of business on the Effective Date shall automatically be reclassified, converted and changed into 0.25 share of Common Stock, $.005 par value per share ("New Common Stock"), of the corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be redeemed by the corporation at the fair market value of the fractional shares as determined in good faith by the Board of Directors). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights and preferences as the Old Common Stock.

     FIFTH: Intentionally Omitted.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set fourth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this Amended and Restated Certificate of Incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of

          Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Psychemedics Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 30th day of July, 2002.

                                        PSYCHEMEDICS CORPORATION

                                        By:
                                           ------------------------------------
                                           Raymond C. Kubacki, Jr.,
                                           President and Chief Executive Officer


Attest:



By:
   ------------------------------------
    Edward S. Brewer, Jr., Secretary

                            PSYCHEMEDICS CORPORATION
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 30, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Raymond C. Kubacki, Jr. and Peter C. Monson, or either of them (with full power to act alone), attorneys or attorney of the undersigned (with full power of substitution to each), to vote for and in the name of the undersigned, at a Special Meeting of Stockholders of Psychemedics Corporation (the "Corporation") to be held on Tuesday, July 30, 2002 at 10:00 a.m., local time, at the offices of Lynch, Brewer, Hoffman & Fink, LLP, 101 Federal Street, Floor 22, Boston, Massachusetts 02110 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Corporation's Proxy Statement dated June 23, 2002 and on such other matters as may properly come before the special meeting.

--------------------------------------------------------------------------------
       PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
       IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

--------------------------------------       -----------------------------------

--------------------------------------       -----------------------------------

--------------------------------------       -----------------------------------

--------------------------------------       -----------------------------------

/X/  Please mark votes as
     in this example.

                                                       For     Against   Abstain
(1)  Amend and Restate Certificate of Incorporation    / /       / /       / /

     To consider and vote upon a proposal to amend and restate the Corporation's Certificate of Incorporation to effect a reverse stock split of the shares of the Corporation's issued and outstanding common stock whereby one (1) share of "new" common stock will be issued in exchange for each four (4) shares of common stock currently issued and outstanding.

     The Board of Directors recommends a vote FOR Proposal 1.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth in paragraph (1).

     PSYCHEMEDICS CORPORATION

     Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

     CONTROL NUMBER:
     RECORD DATE SHARES:


                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date

--------------------------------------------------------------------------------

-----Stockholder sign here------------------------Co-owner sign here------------

DETACH CARD                                                          DETACH CARD


                            PSYCHEMEDICS CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, July 30, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Psychemedics Corporation